UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2020

Postal Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38903	83-2586114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Columbia Avenue

Cedarhurst, NY 11516

(Address of Principal Executive Offices) (Zip Code)

(516) 295-7820

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PSTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Postal Realty Trust, Inc. (the “Company”) intends to rely on the “Order Under Section 36 of the Securities Exchange Act Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies” dated March 25, 2020 (Release No. 34-88465) (the “Order”), issued by the Securities and Exchange Commission in light of the novel coronavirus (“COVID-19”) pandemic to delay the filing of its Quarterly Report on Form 10-Q for the three months ended March 31, 2020 (the “Report”). The Company requires additional time to file the Report as a result of the disruptions caused by the COVID-19 pandemic, including the impact of (a) certain employees working from home, which has slowed the Company’s routine quarterly close process, (b) delays in communications with various counterparties and (c) the need to perform additional analyses and procedures relating to the COVID-19 pandemic’s potential impact on the Company’s business and operations and on the financial statements to be included in the Report. Notwithstanding the foregoing, the Company expects to file the Report no later than June 29, 2020, which is 45 days from the Report’s original filing deadline of May 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTAL REALTY TRUST, INC.

Date: May 15, 2020	By:	/s/ Jeremy Garber
	Name:	Jeremy Garber
	Title:	President, Treasurer and Secretary

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